International Fast Food Corporation
1000 Lincoln Road
Suite 200
Miami Beach, FL  33139
Attn:    Mitchell Rubinson,
         Chief Executive Officer

                                Letter Agreement

Gentlemen:

         This letter will confirm the mutual understanding between International Fast Food Corporation, on behalf of itself and its direct and indirect subsidiaries (hereinafter collectively referred to as "IFFC"), and Host Marriott Services Corporation, on behalf of itself and its direct and indirect subsidiaries (hereinafter collectively referred to as "Host Marriott"), with respect to the development and operation of Burger King restaurants within shopping center food courts in the Republic of Poland.

         Specifically, we have agreed as follows:

         1. IFFC will, subject to any necessary approvals of Burger King Corporation ("BKC"), grant Host Marriott the rights to develop and operate Burger King restaurants within enclosed shopping centers located in Poland where Host Marriott has leased substantially all of the food and beverage facilities.

         2. Host Marriott will pay:

                  (a) an initial start-up fee of US $25,000 per location to IFFC in exchange for IFFC's pre-opening support and assistance, including furnishing design and construction advice, hiring and training management staff, advising on the selection of information and accounting systems, etc. for each Burger King restaurant developed by Host Marriott pursuant to this agreement. The start-up fee will be paid simultaneously with the payment of any initial franchise fees payable to BKC for such location.

                  (b) an on-going annual fee to IFFC equal to the greater of U.S. $7,000 per location, or 1.5% of Host Marriott's gross receipts from the operation of each Burger King restaurant developed by Host Marriott pursuant to this agreement, in exchange for IFFC's on-going technical assistance and services, including maintaining quality standards, procurement and supply services, on-going staff training, etc. The fee will be payable monthly, with an annual reconciliation and will continue for the duration of Host Marriott's operation of the location as a Burger King restaurant.

                  (c) all amounts payable to BKC (e.g., franchise fees, advertising contributions, royalty fees) for the franchise rights for each location developed by Host Marriott pursuant to this agreement.

         3. Host Marriott will, subject to any necessary approvals of BKC, offer IFFC the option to acquire an interest in the pre-tax profits of any Burger King restaurants developed by Host Marriott pursuant to this agreement. IFFC may exercise such option by giving Host Marriott written notice, at any time prior to the opening of each Burger King restaurant, specifying the percentage interest (the "Percentage Interest") that IFFC intends to acquire, up to a maximum of 50% per location. Within 60 days after the opening of any Burger King restaurant for which IFFC has exercised its option, Host Marriott will provide IFFC with (i) a statement, certified by its Chief Financial Officer, setting forth in reasonable detail the total costs incurred by Host Marriott in building, equipping and opening such restaurant, together with a pro rata portion of the cost of any common facilities (e.g., seating areas, tray wash areas, office and storage space, point of sale and telecommunications systems, etc.) used in connection therewith; and (ii) an invoice equal to the amount of the statement multiplied by the Percentage Interest. IFFC will pay the amount of

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the invoice within thirty (30) days after its receipt thereof, or its option will have been deemed to lapse. IFFC's share of the pre-tax profits for each Burger King restaurant will be calculated as set forth in Exhibit A attached hereto.

         4. This agreement will be coterminous with IFFC's March 1997 Development Agreement with BKC; provided, however, no such termination or expiration of the Development Agreement shall be deemed to terminate IFFC's right to receive the payments and IFFC's obligation to perform the services set forth above for any Burger King restaurants previously developed by Host Marriott pursuant to this agreement.

         If the foregoing accurately reflects our mutual understanding, please sign this letter agreement in the space provided below and return one fully signed original to use for our files.

                                             Sincerely,

                                             Host Marriott Services Corporation


                                             By:    signature illegible
                                                 ------------------------------
                                                      Vice President

Agreed:

International Fast Food Corporation


By:  /s/ Mitchell Rubinson
     ------------------------------
Title:  Chairman
     ------------------------------
Date:  3-18-99
     ------------------------------


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                                   EXHIBIT A

Gross Receipts from Burger King (excluding sales taxes and VAT)                                  __________________

Less Cost of Products Sold                                                                      (__________________)

Gross Profit                                                                                     __________________

Less Expenses as follows:

         (a)      All local, direct operating expenses such as salaries, wages and related costs; rental payments and charges; advertising;
                  franchise fees payable to BKC; fees payable to IFFC;
                  insurance, utilities; taxes (exclusive of income taxes and those taxes excluded in the definition of gross receipts);
                  business license fees; and like items of direct operating
                  expense                                                                      (__________________)


         (b)      Amortization of leasehold acquisition costs and leasehold
                  improvements, furnishings, fixtures and equipment (based on amortizing the cost on a straight-line basis for the full
                  lease term or the useful life, whichever is less)                            (__________________)

                                                                                               (__________________)
         (c)      General and administrative overhead at 4.5% of gross receipts

         (d)      Less any accumulated losses from prior fiscal years                          (__________________)

Balance of Profit for Distribution                                                              __________________

Multiplied by IFFC's Percentage Interest                                             X          __________________

Balance Payable to IFFC                                                                         __________________


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